PRESS RELEASE

Allegiance Bancshares, Inc.
8847 West Sam Houston Parkway N., Suite 200
Houston, Texas 77040
ir@allegiancebank.com
ALLEGIANCE BANCSHARES, INC. REPORTS
FOURTH QUARTER AND YEAR-END 2017 RESULTS

•	Core loan growth of $376.8 million in 2017, or 20.7%, year over year and $83.5 million, or 15.8% (annualized), for the fourth quarter 2017 compared to the linked quarter

•	Net interest income for the fourth quarter 2017 increased $4.0 million, or 17.1%, compared to the fourth quarter 2016

•	Completed an offering of $40 million of Allegiance Bank subordinated notes to supplement total risk-based capital

HOUSTON, January 25, 2018. Allegiance Bancshares, Inc. (NASDAQ: ABTX) ("Allegiance"), the holding company of Allegiance Bank (the "Bank"), today reported net income of $3.2 million in the fourth quarter 2017 compared to $5.8 million in the fourth quarter 2016 and diluted earnings per share of $0.24 in the fourth quarter 2017 compared to $0.44 in the fourth quarter 2016. The fourth quarter 2017 results included a $2.6 million increase in the tax provision as a result of the revaluation of the deferred tax asset due to the enactment of the Tax Cuts and Jobs Act and $1.1 million in core technology conversion costs. Net income for the year ended December 31, 2017 was $17.6 million, or $1.31 per diluted common share, compared to net income of $22.9 million, or $1.75 per diluted common share, for the year ended December 31, 2016. The year ended December 31, 2016 included an after-tax gain of $1.3 million on the sale of two Central Texas branch locations.

"This was a sound year for Allegiance as we continued to consistently generate loan growth into the fourth quarter, while maintaining solid credit quality and a strong net interest margin," said George Martinez, Allegiance's Chairman and Chief Executive Officer.  "Our fourth quarter earnings were impacted by the recent tax reform bill enacted at the end of December which led to a revaluation of our deferred tax asset resulting in a $2.6 million tax adjustment. We remain focused on the execution of our growth strategies as we further strengthened our capital position through the successful completion of a subordinated debt offering in December.  Additionally, we made a strategic decision to implement a new core technology platform in the first half of 2018 to a more integrated technology solution reflective of our vision to better leverage technology to achieve our goals and realize operational efficiencies in our super community banking model. This new platform will not only better position us to meet the current and future needs and demands of our customers, but also enhance the user experience for customers and employees alike," continued Martinez.

"I am very pleased with our momentum and achievements over this past year. Among those achievements are robust capital, continued customer growth, and strength in asset quality. We anticipate a sustained focus and continued progress in the coming year toward attaining our strategic goals of high quality growth with improving levels of profitability. As such, I am grateful for our dedicated employees, who add value to our customer relationships and provide superior service and innovation. They ensure a consistent customer experience at Allegiance, just as they have done throughout our 10-year history, and I appreciate their hard work and loyalty," concluded Martinez.

Fourth Quarter 2017 Results

Net interest income before provision for loan losses in the fourth quarter 2017 increased $4.0 million, or 17.1%, to $27.4 million from $23.4 million for the fourth quarter 2016 primarily due to organic loan growth. Net interest income before provision for loan losses in the fourth quarter 2017 increased slightly from $27.0 million in the third quarter 2017. The net interest margin on a tax equivalent basis increased one basis point to 4.33% for the fourth quarter 2017 from 4.32% for the fourth quarter 2016 and decreased four basis points from 4.37% for the third quarter 2017.

Noninterest income for the fourth quarter 2017 was $1.6 million, an increase of $105 thousand, or 7.1%, compared to $1.5 million for the fourth quarter 2016 and increased $123 thousand, or 8.4%, compared to $1.5 million for the third quarter 2017.

Noninterest expense for the fourth quarter 2017 increased $3.1 million, or 19.1%, to $19.3 million from $16.2 million for the fourth quarter 2016, and increased $1.6 million, or 9.1%, from $17.7 million for the third quarter 2017. The increase in noninterest expense over the fourth quarter 2016 was primarily due to $1.1 million of expenses related to the core technology conversion and continued investment to support strategic growth initiatives.

In the fourth quarter 2017, Allegiance’s efficiency ratio increased to 66.50% from 65.09% for the fourth quarter 2016 and increased from 62.14% for the third quarter 2017. Fourth quarter 2017 annualized returns on average assets, average equity and average tangible equity were 0.45%, 4.15% and 4.82%, respectively, compared to 0.93%, 8.25% and 9.79%, respectively, for the fourth quarter 2016. Annualized returns on average assets, average equity and average tangible equity for the third quarter 2017 were 0.43%, 3.90% and 4.55%, respectively.

Year Ended December 31, 2017 Results

Net interest income before provision for loan losses for the year ended December 31, 2017 increased $13.8 million, or 15.4%, to $103.7 million from $89.9 million for the year ended December 31, 2016 primarily due to organic loan growth and an increase in the securities portfolio. The net interest margin on a tax equivalent basis decreased three basis points to 4.34% for the year ended December 31, 2017 from 4.37% for the year ended December 31, 2016.

Noninterest income for the year ended December 31, 2017 was $5.9 million, a decrease of $1.4 million, or 19.4%, compared to $7.3 million for the year ended December 31, 2016. The year ended December 31, 2016 included a pre-tax gain of $2.1 million on the sale of two Central Texas branch locations that were sold in order to focus on the Houston MSA. Excluding the gain on the sale of these branches, noninterest income would have increased $643 thousand, or 12.3%, for the year ended December 31, 2017 compared to the year ended December 31, 2016.

Noninterest expense for the year ended December 31, 2017 increased $10.7 million, or 18.1%, to $70.0 million from $59.3 million for the year ended December 31, 2016. The increase in noninterest expense over the year ended December 31, 2016 was primarily due to increased expenses related to the core technology conversion, professional fees and salaries and benefits related to supporting growth initiatives.

During the year ended December 31, 2017, Allegiance’s efficiency ratio increased to 63.89% from 62.34% for the year ended December 31, 2016.

For the year ended December 31, 2017, returns on average assets, average equity and average tangible equity were 0.65%, 5.92% and 6.93%, respectively, compared to 0.98%, 8.36% and 9.96%, respectively, for the year ended December 31, 2016. Excluding the gain on the sale of the two Central Texas branch locations during the first quarter 2016, the returns on average assets, average equity and average tangible equity for the year ended December 31, 2016 would have been 0.92%, 7.88% and 9.38%, respectively.

Financial Condition

Total assets at December 31, 2017 increased $409.3 million, or 16.7%, to $2.86 billion compared to $2.45 billion at December 31, 2016 and increased $46.8 million, or 1.7%, compared to $2.81 billion at September 31, 2017.

Total loans at December 31, 2017 increased $379.2 million, or 20.0%, to $2.27 billion compared to $1.89 billion at December 31, 2016 and increased $69.3 million, or 3.1%, compared to $2.20 billion at September 30, 2017. These increases were due to strong organic loan growth within the Bank’s loan portfolio. Core loans, which exclude the mortgage warehouse portfolio, increased $376.8 million, or 20.7%, to $2.20 billion at December 31, 2017 from $1.82 billion at December 31, 2016 and increased $83.5 million, or 3.9%, from $2.12 billion at September 30, 2017.

Deposits at December 31, 2017 increased $343.8 million, or 18.4%, to $2.21 billion compared to $1.87 billion at December 31, 2016 and decreased $72.6 million, or 3.2%, compared to $2.29 billion at September 30, 2017.

Asset Quality

Nonperforming assets totaled $13.9 million, or 0.49% of total assets, at December 31, 2017, compared to $18.5 million, or 0.75% of total assets, at December 31, 2016, and $14.6 million, or 0.52% of total assets, at September 30, 2017. The allowance for loan losses was 1.04% of total loans at December 31, 2017, 0.95% of total loans at December 31, 2016 and 1.08% of total loans at September 30, 2017.

The provision for loan losses for the fourth quarter 2017 was $1.9 million, or 0.35% of average loans, compared to $900 thousand, or 0.19% of average loans, for the fourth quarter 2016, and $6.9 million, or 1.28% of average loans, for the third quarter 2017. The provision for loan losses for the year ended December 31, 2017 was $13.2 million, or 0.63% of average loans, compared to $5.5 million, or 0.31% of average loans for the year ended December 31, 2016.

Fourth quarter 2017 net charge-offs were $2.0 million, or 0.36% (annualized) of average loans, compared to $174 thousand, or 0.04% (annualized) of average loans, for the fourth quarter 2016, and $4.2 million, or 0.78% (annualized) of average loans, for the third quarter 2017. Net charge-offs for the year ended December 31, 2017 were $7.5 million, or 0.36% of average loans, compared to $656 thousand, or 0.04% of average loans for the year ended December 31, 2016.

GAAP Reconciliation of Non-GAAP Financial Measures

Allegiance’s management uses certain non-GAAP financial measures to evaluate its performance. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 10 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

As previously announced, Allegiance’s management team will host a conference call on Thursday, January 25, 2018 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss its fourth quarter and full year 2017 results. Individuals and investment professionals may participate in the call by dialing (877) 279-2520. The conference ID number is 8468395. Alternatively, a simultaneous audio-only webcast may be accessed via the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Upcoming Events. If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under News and Events, Event Calendar, Past Events.

Allegiance Bancshares, Inc.

Allegiance is a $2.86 billion asset Houston, Texas-based bank holding company. Through its wholly owned subsidiary, Allegiance Bank, Allegiance provides a diversified range of commercial banking services primarily to Houston metropolitan area-based small to medium-sized businesses and individual customers. Allegiance’s super-community banking strategy was designed to foster strong customer relationships while benefiting from a platform and scale that is competitive with larger local and regional banks. Allegiance Bank operates 16 full-service banking locations and one loan production office in the Houston metropolitan area. Visit www.allegiancebank.com for more information.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This release may contain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, present expectations, estimates and projections about Allegiance and its subsidiaries. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “continues,” “anticipates,” “intends,” “projects,” “estimates,” “potential,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Forward-looking statements include information concerning Allegiance’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Allegiance’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Allegiance can: continue to develop and maintain new and existing customer and community relationships; successfully implement its growth strategy, including identifying suitable acquisition targets and integrating the businesses of acquired companies and banks; sustain its current internal growth rate; provide quality and competitive products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its performance objectives. These and various other risk factors are discussed in Allegiance’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other reports and statements Allegiance has filed with the Securities and Exchange Commission. Copies of such filings are available for download free of charge from the Investor Relations section of Allegiance’s website at www.allegiancebank.com, under Financial Information, SEC Filings. Any forward-looking statement made by Allegiance in this release speaks only as of the date on which it is made. Factors or events that could cause Allegiance’s actual results to differ may emerge from time to time, and it is not possible for Allegiance to predict all of them. Allegiance undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	2017				2016
	December 31	September 30	June 30	March 31	December 31
	(Dollars in thousands)

Cash and cash equivalents	$182,103	$192,427	$187,491	$184,146	$142,098
Available for sale securities	309,615	323,856	321,268	317,219	316,455

Total loans	2,270,876	2,201,540	2,114,652	1,986,438	1,891,635
Allowance for loan losses	(23,649)	(23,722)	(21,010)	(18,687)	(17,911)
Loans, net	2,247,227	2,177,818	2,093,642	1,967,751	1,873,724

Goodwill	39,389	39,389	39,389	39,389	39,389
Core deposit intangibles, net	3,274	3,469	3,664	3,860	4,055
Premises and equipment, net	18,477	18,273	18,240	18,138	18,340
Other real estate owned	365	453	365	365	1,503
Bank owned life insurance	22,422	22,277	22,131	21,985	21,837
Other assets	37,359	35,472	38,526	39,477	33,547
Total assets	$2,860,231	$2,813,434	$2,724,716	$2,592,330	$2,450,948

Noninterest-bearing deposits	$683,110	$712,951	$662,527	$615,225	$593,751
Interest-bearing deposits	1,530,864	1,573,664	1,436,715	1,397,344	1,276,432
Total deposits	2,213,974	2,286,615	2,099,242	2,012,569	1,870,183

Borrowed funds	282,569	207,569	310,569	275,569	285,569
Subordinated debentures	48,659	9,277	9,249	9,222	9,196
Other liabilities	8,164	7,246	7,197	5,840	6,183
Total liabilities	2,553,366	2,510,707	2,426,257	2,303,200	2,171,131

Common stock	13,227	13,171	13,153	13,080	12,958
Capital surplus	218,408	216,943	216,158	215,015	212,649
Retained earnings	74,894	71,690	68,704	63,309	57,262
Accumulated other comprehensive income (loss)	336	923	444	(2,274)	(3,052)
Shareholders' equity	306,865	302,727	298,459	289,130	279,817
Total liabilities and equity	$2,860,231	$2,813,434	$2,724,716	$2,592,330	$2,450,948

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Year Ended
	2017				2016	2017	2016
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$29,747	$28,588	$26,736	$25,260	$24,232	$110,331	$93,356
Securities
Taxable	563	547	503	498	478	2,111	1,807
Tax-exempt	1,545	1,574	1,591	1,624	1,642	6,334	5,044
Deposits in other financial institutions	183	192	157	130	129	662	571
Total interest income	32,038	30,901	28,987	27,512	26,481	119,438	100,778

INTEREST EXPENSE:
Demand, money market and savings deposits	992	811	702	654	673	3,159	2,437
Certificates and other time deposits	2,521	2,299	2,283	1,957	1,947	9,060	7,044
Borrowed funds	854	654	761	653	311	2,922	945
Subordinated debt	235	140	134	120	128	629	488
Total interest expense	4,602	3,904	3,880	3,384	3,059	15,770	10,914
NET INTEREST INCOME	27,436	26,997	25,107	24,128	23,422	103,668	89,864
Provision for loan losses	1,930	6,908	3,007	1,343	900	13,188	5,469
Net interest income after provision for loan losses	25,506	20,089	22,100	22,785	22,522	90,480	84,395

NONINTEREST INCOME:
Nonsufficient funds fees	158	144	184	199	178	685	661
Service charges on deposit accounts	179	204	205	195	177	783	677
Gain on sale of branch assets	—	—	—	—	—	—	2,050
Gain (loss) on sale of securities	30	(12)	—	—	30	18	30
Gain on sale of other real estate	6	—	—	—	206	6	266
Bank owned life insurance	146	146	146	148	153	586	626
Rebate from correspondent bank	388	370	336	233	170	1,327	650
Other	676	608	606	566	564	2,456	2,308
Total noninterest income	1,583	1,460	1,477	1,341	1,478	5,861	7,268

NONINTEREST EXPENSE:
Salaries and employee benefits	12,188	11,580	10,415	10,562	10,627	44,745	38,858
Net occupancy and equipment	1,398	1,325	1,302	1,427	1,238	5,452	4,944
Depreciation	412	427	398	400	391	1,637	1,627
Data processing and software amortization	1,850	783	719	695	703	4,047	2,633
Professional fees	222	822	987	895	857	2,926	2,234
Regulatory assessments and FDIC insurance	533	582	569	589	485	2,273	1,581
Core deposit intangibles amortization	195	195	196	195	195	781	785
Communications	252	251	233	247	237	983	1,055
Advertising	436	302	288	263	319	1,289	945
Other	1,790	1,409	1,354	1,276	1,135	5,829	4,596
Total noninterest expense	19,276	17,676	16,461	16,549	16,187	69,962	59,258
INCOME BEFORE INCOME TAXES	7,813	3,873	7,116	7,577	7,813	26,379	32,405
Provision for income taxes	4,609	887	1,721	1,530	2,042	8,747	9,554
NET INCOME	$3,204	$2,986	$5,395	$6,047	$5,771	$17,632	$22,851

EARNINGS PER SHARE
Basic	$0.24	$0.23	$0.41	$0.46	$0.45	$1.34	$1.78
Diluted	$0.24	$0.22	$0.40	$0.45	$0.44	$1.31	$1.75

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Year Ended
	2017				2016	2017	2016
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars and share amounts in thousands, except per share data)

Net income	$3,204	$2,986	$5,395	$6,047	$5,771	$17,632	$22,851

Earnings per share, basic	$0.24	$0.23	$0.41	$0.46	$0.45	$1.34	$1.78
Earnings per share, diluted	$0.24	$0.22	$0.40	$0.45	$0.44	$1.31	$1.75

Return on average assets(A)	0.45%	0.43%	0.81%	0.96%	0.93%	0.65%	0.98%
Return on average equity(A)	4.15%	3.90%	7.32%	8.61%	8.25%	5.92%	8.36%
Return on average tangible equity(A)(B)	4.82%	4.55%	8.57%	10.15%	9.79%	6.93%	9.96%
Tax equivalent net interest margin(C)	4.33%	4.37%	4.29%	4.38%	4.32%	4.34%	4.37%
Efficiency ratio(D)	66.50%	62.14%	61.92%	64.98%	65.09%	63.89%	62.34%

Liquidity and Capital Ratios
Allegiance Bancshares, Inc. (Consolidated)
Equity to assets	10.73%	10.76%	10.95%	11.15%	11.42%	10.73%	11.42%
Tangible equity to tangible assets(B)	9.38%	9.38%	9.52%	9.65%	9.82%	9.38%	9.82%
Estimated common equity tier 1 capital	10.29%	10.68%	10.84%	11.10%	11.44%	10.29%	11.44%
Estimated tier 1 risk-based capital	10.65%	11.07%	11.24%	11.51%	11.87%	10.65%	11.87%
Estimated total risk-based capital	13.10%	12.04%	12.13%	12.35%	12.72%	13.10%	12.72%
Estimated tier 1 leverage capital	9.84%	9.90%	10.11%	10.28%	10.35%	9.84%	10.35%
Allegiance Bank
Estimated common equity tier 1 capital	10.77%	10.93%	10.23%	10.49%	10.77%	10.77%	10.77%
Estimated tier 1 risk-based capital	10.77%	10.93%	10.23%	10.49%	10.77%	10.77%	10.77%
Estimated total risk-based capital	13.29%	11.91%	11.12%	11.32%	11.61%	13.29%	11.61%
Estimated tier 1 leverage capital	9.67%	9.77%	9.20%	9.37%	9.50%	9.67%	9.50%

Other Data
Weighted average shares:
Basic	13,187	13,165	13,125	13,021	12,913	13,125	12,873
Diluted	13,496	13,483	13,471	13,377	13,180	13,458	13,074
Period end shares outstanding	13,227	13,171	13,153	13,080	12,958	13,227	12,958
Book value per share	$23.20	$22.98	$22.69	$22.10	$21.59	$23.20	$21.59
Tangible book value per share(B)	$19.97	$19.73	$19.42	$18.80	$18.24	$19.97	$18.24

(A)	Interim periods annualized.

(B)	Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 10 of this Earnings Release.

(C)	Net interest margin represents net interest income divided by average interest-earning assets.

(D)
Represents noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of branch assets, loans and securities. Additionally, taxes and provision for loan losses are not part of this calculation.

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$2,209,389	$29,747	5.34%	$2,141,546	$28,588	5.30%	$1,847,122	$24,232	5.22%
Securities	322,539	2,108	2.59%	324,901	2,121	2.59%	314,387	2,120	2.68%
Deposits in other financial institutions	47,257	183	1.54%	53,409	192	1.43%	68,974	129	0.74%
Total interest-earning assets	2,579,185	$32,038	4.93%	2,519,856	$30,901	4.87%	2,230,483	$26,481	4.72%
Allowance for loan losses	(23,740)			(20,886)			(17,579)
Noninterest-earning assets	267,611			261,524			247,465
Total assets	$2,823,056			$2,760,494			$2,460,369

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$214,498	$252	0.47%	$142,429	$127	0.35%	$107,180	$84	0.31%
Money market and savings deposits	599,977	740	0.49%	558,087	684	0.49%	507,362	589	0.46%
Certificates and other time deposits	766,942	2,521	1.30%	754,076	2,299	1.21%	681,425	1,947	1.14%
Borrowed funds	232,863	854	1.45%	197,668	654	1.31%	258,048	311	0.48%
Subordinated debt	17,070	235	5.46%	9,259	140	5.98%	9,178	128	5.55%
Total interest-bearing liabilities	1,831,350	$4,602	1.00%	1,661,519	$3,904	0.93%	1,563,193	$3,059	0.78%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	675,643			786,566			610,310
Other liabilities	9,717			8,960			8,743
Total liabilities	2,516,710			2,457,045			2,182,246
Shareholders' equity	306,346			303,449			278,123
Total liabilities and shareholders' equity	$2,823,056			$2,760,494			$2,460,369

Net interest rate spread			3.93%			3.94%			3.94%

Net interest income and margin		$27,436	4.22%		$26,997	4.25%		$23,422	4.18%

Net interest income and margin (tax equivalent)		$28,151	4.33%		$27,748	4.37%		$24,219	4.32%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Year Ended
	December 31, 2017			December 31, 2016
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$2,081,370	$110,331	5.30%	$1,755,319	$93,356	5.32%
Securities	324,926	8,445	2.60%	270,789	6,851	2.53%
Deposits in other financial institutions	50,917	662	1.30%	87,485	571	0.65%
Total interest-earning assets	2,457,213	$119,438	4.86%	2,113,593	$100,778	4.77%
Allowance for loan losses	(20,536)			(15,200)
Noninterest-earning assets	262,549			240,202
Total assets	$2,699,226			$2,338,595

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$156,527	$597	0.38%	$104,212	$334	0.32%
Money market and savings deposits	536,415	2,562	0.48%	465,403	2,103	0.45%
Certificates and other time deposits	748,086	9,060	1.21%	648,075	7,044	1.09%
Borrowed funds	269,633	2,922	1.08%	209,379	945	0.45%
Subordinated debt	11,208	629	5.61%	9,138	488	5.34%
Total interest-bearing liabilities	1,721,869	$15,770	0.92%	1,436,207	$10,914	0.76%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	672,101			620,701
Other liabilities	7,629			8,476
Total liabilities	2,401,599			2,065,384
Shareholders' equity	297,627			273,211
Total liabilities and shareholders' equity	$2,699,226			$2,338,595

Net interest rate spread			3.94%			4.01%

Net interest income and margin		$103,668	4.22%		$89,864	4.25%

Net interest income and margin (tax equivalent)		$106,669	4.34%		$92,330	4.37%

Allegiance Bancshares, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2017				2016
	December 31	September 30	June 30	March 31	December 31
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$457,129	$446,029	$444,701	$425,154	$416,752
Mortgage warehouse	69,456	83,577	73,499	64,132	67,038
Real estate:
Commercial real estate (including multi-family residential)	1,080,247	1,045,220	1,008,027	961,212	891,989
Commercial real estate construction and land development	243,389	225,574	206,024	175,264	159,247
1-4 family residential (including home equity)	301,219	283,399	267,939	250,881	246,987
Residential construction	109,116	106,299	102,832	99,648	98,657
Consumer and other	10,320	11,442	11,630	10,147	10,965
Total loans	$2,270,876	$2,201,540	$2,114,652	$1,986,438	$1,891,635

Asset Quality:
Nonaccrual loans	$13,328	$13,913	$19,330	$19,315	$15,788
Accruing loans 90 or more days past due	—	—	—	—	911
Total nonperforming loans	13,328	13,913	19,330	19,315	16,699
Other real estate	365	453	365	365	1,503
Other repossessed assets	205	205	205	260	286
Total nonperforming assets	$13,898	$14,571	$19,900	$19,940	$18,488

Net charge-offs	2,003	4,196	684	567	174

Nonaccrual loans:
Commercial and industrial	$6,437	$5,031	$9,051	$8,933	$3,896
Mortgage warehouse	—	—	—	—	—
Real estate:
Commercial real estate (including multi-family residential)	6,110	8,097	9,556	9,726	11,663
Commercial real estate construction and land development	—	—	—	70	—
1-4 family residential (including home equity)	781	735	568	574	217
Residential construction	—	—	—	—	—
Consumer and other	—	50	155	12	12
Total nonaccrual loans	$13,328	$13,913	$19,330	$19,315	$15,788

Asset Quality Ratios:
Nonperforming assets to total assets	0.49%	0.52%	0.73%	0.77%	0.75%
Nonperforming loans to total loans	0.59%	0.63%	0.91%	0.97%	0.88%
Allowance for loan losses to nonperforming loans	177.44%	170.50%	108.69%	96.75%	107.26%
Allowance for loan losses to total loans	1.04%	1.08%	0.99%	0.94%	0.95%
Net charge-offs to average loans (annualized)	0.36%	0.78%	0.13%	0.12%	0.04%

Allegiance Bancshares, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Allegiance’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Allegiance believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance. Allegiance believes that management and investors benefit from referring to these non-GAAP financial measures in assessing Allegiance’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Allegiance reviews tangible book value per common share, return on average tangible equity and the ratio of tangible equity to tangible assets for internal planning and forecasting purposes. Additionally, Allegiance excluded the one time sale of two Central Texas branch locations during the first quarter 2016 as noted within the narrative, as Allegiance believes this transaction was not indicative of its recurring operating results. Allegiance has included in this Earnings Release information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Allegiance calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Year Ended
	2017				2016	2017	2016
	December 31	September 30	June 30	March 31	December 31	December 31	December 31
	(Dollars and share amounts in thousands, except per share data)

Total shareholders' equity	$306,865	$302,727	$298,459	$289,130	$279,817	$306,865	$279,817
Less: Goodwill and core deposit intangibles, net	42,663	42,858	43,053	43,249	43,444	42,663	43,444
Tangible shareholders’ equity	$264,202	$259,869	$255,406	$245,881	$236,373	$264,202	$236,373

Shares outstanding at end of period	13,227	13,171	13,153	13,080	12,958	13,227	12,958

Tangible book value per share	$19.97	$19.73	$19.42	$18.80	$18.24	$19.97	$18.24

Net income attributable to shareholders	$3,204	$2,986	$5,395	$6,047	$5,771	$17,632	$22,851

Average shareholders' equity	$306,346	$303,449	$295,524	$284,889	$278,123	$297,627	$273,211
Less: Average goodwill and core deposit intangibles, net	42,758	42,954	43,149	43,345	43,539	43,050	43,880
Average tangible shareholders’ equity	$263,588	$260,495	$252,375	$241,544	$234,584	$254,577	$229,331

Return on average tangible equity	4.82%	4.55%	8.57%	10.15%	9.79%	6.93%	9.96%

Total assets	$2,860,231	$2,813,434	$2,724,716	$2,592,330	$2,450,948	$2,860,231	$2,450,948
Less: Goodwill and core deposit intangibles, net	42,663	42,858	43,053	43,249	43,444	42,663	43,444
Tangible assets	$2,817,568	$2,770,576	$2,681,663	$2,549,081	$2,407,504	$2,817,568	$2,407,504

Tangible equity to tangible assets	9.38%	9.38%	9.52%	9.65%	9.82%	9.38%	9.82%